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As filed with the Securities and Exchange Commission on May 15, 2006

Registration No. 333-133374

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GFI Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0006224 (I.R.S. employer identification number)

100 Wall Street
New York, New York 10005
(212) 968-4100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Scott Pintoff, Esq.
General Counsel and Corporate Secretary
GFI Group Inc.
100 Wall Street
New York, New York 10005
(212) 968-4100

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Albert A. Pisa, Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 (212) 530-5000	Frederick W. Kanner, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, NY 10019 (212) 259-8000

                Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

                If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

                The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

                This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-133374) filed by GFI Group Inc. with the Securities and Exchange Commission on April 19, 2006, as amended on May 8, 2006 (the "Registration Statement") is being filed for the purposes of updating Part II Item 14 and filing Exhibits 1.1 and 5.1. The contents of the Registration Statement are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              The following table sets forth all expenses (other than underwriting discounts and commissions) in connection with the offering of the shares of common stock. All of the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee	$20,136
NASD Filing Fee	19,319
Blue Sky Qualification Fees and Expenses	—
Legal Fees and Expenses	300,000
Accounting Fees and Expenses	100,000
Printing and Engraving Expenses	125,000
Miscellaneous	—

Total	$564,455

              Brokers or dealers may receive commission or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale; commission expenses and brokerage fees will be paid by the selling stockholders. The selling stockholders will also bear the fees of their respective counsel, with the exception that we will bear up to $50,000 of the fees of counsel to the Advent entities selling in this offering.

ITEM 15.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

              Section 145 of the Delaware General Corporation Law permits indemnification of the registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

              Article 5 of the registrant's bylaws provides that the registrant will indemnify its directors and executive officers to the fullest extent authorized by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant (or was serving at the registrant's request as a director or officer of another corporation) will be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by the relevant section of the Delaware General Corporation Law.

              As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article 9 of the registrant's certificate of incorporation provides that a director of the registrant will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. The registrant has purchased directors' and officers' liability insurance. We believe that this insurance is necessary to attract and retain qualified directors and officers.

              The underwriting agreement (Exhibit 1.1 hereto) contains provisions by which the underwriters have agreed to indemnify the registrant, each person, if any, who controls the registrant within the meaning of Section 15 of the Securities Act, each director of the registrant, and each officer of the registrant who signs this registration statement, and each selling stockholder with respect to information furnished in writing by or on behalf of the underwriters for use in the registration statement.

ITEM 16.    EXHIBITS

  (a)
  EXHIBITS

Exhibit Number	Description of Document
1.1	Underwriting Agreement
3.1**	Second Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 2004)
3.2**	Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 31, 2004)
4.1**
See Exhibits 3.1 and 3.2 for provisions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws for the registrant defining the rights of holders of Common Stock of the registrant
4.2**	Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.3**
Amended and Restated Stockholders Agreement, dated as of June 3, 2002, among the registrant and the stockholders named therein (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.4**
Series A Registration Rights Agreement, dated as of March 10, 2000, between the registrant and the parties named therein, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the registrant, GFInet inc. and the parties named therein, as amended by Amendment No. 2 to the Registration Rights Agreement dated as of June 3, 2002, by and among the registrant and the parties named therein (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.5**
Series B Registration Rights Agreement, dated as of June 1, 2000, between the registrant and the parties named therein, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the registrant, GFInet inc. and the parties named therein, as amended by Amendment No. 2 to the Registration Rights Agreement dated as of June 3, 2002, by and among the registrant and the parties named therein (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.6**
Series C Registration Rights Agreement, dated as of June 3, 2002, between the registrant and the parties named therein (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1, File No. 333-116517)

4.7**	Warrant dated June 15, 2000 issued to Newnetco LLC (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-1, File No. 333-116517)
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP
10.1**
Amended and Restated Credit Agreement, dated February 24, 2006, among the registrant and GFI Holdings Limited, as borrowers, subsidiaries of the registrant named therein, as guarantors, Bank of America, N.A., as administrative agent, Barclays Bank Plc, as syndication agent, the other lenders party thereto and Bank of America Securities LLC, as sole lead arranger and sole book running manager (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 28, 2006)
10.2**
Amended and Restated Domestic Security Agreement, dated February 24, 2006, by the registrant, GFI Group LLC, GFInet inc., GFI Brokers LLC, Interactive Ventures LLC and Fenics Software Inc. as grantors, in favor of Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company's Form 10-K for the fiscal year ended December 31, 2005)
10.3.1**
Debenture, dated August 23, 2004, by GFI Holdings Limited and the other subsidiaries named therein, as chargors, in favor of Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.3.2**
Supplemental Indenture, dated February 24, 2006, by GFI Holdings Limited and other subsidiaries named therein, as chargors, in favor of Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3.2 to the Company's Form 10-K for the fiscal year ended December 31, 2005)
10.4**
Disability Agreement, dated as of December 30, 2004, between the registrant and Michael A. Gooch (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.5**
Employment Agreement, dated as of July 17, 2000, between the registrant and Donald P. Fewer, as amended by the First Amendment to Employment Agreement dated as of March 11, 2004 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.6**
Employment Agreement, dated as of May 1, 2002, between the GFI Holdings Limited and Stephen McMillan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.7**
Employment Agreement, dated as of November 18, 2002, between the registrant and James A. Peers (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.8**
Employment Agreement, dated as of December 1, 2003, between GFI Holdings Limited and Jurgen Breuer (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.9**	Employment Agreement, dated as of June 29, 2004, between the registrant and Ronald Levi (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 5, 2006)
10.10**	2002 Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, File No. 333-116517)

10.11**	2000 Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.12**	GFI Group Occupational Pension Plan (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.13**	Guardian Trust of GFI Brokers Limited (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.14**	2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.15**	Senior Executive Annual Bonus Plan (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1, File No. 333-116517)
14.1**	GFI Group Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company's Form 10-K, File No. 000-51103)
14.2**	GFI Group Inc. Code of Business Conduct and Ethics for Senior Financial Officers (incorporated by reference to Exhibit 14.2 to the Company's Form 10-K, File No. 000-51103)
21.1**	List of subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1, File No. 333-116517)
23.1	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit 5.1)
24.1**	Powers of Attorney
99.1**	Consent of Proposed Director

**
Previously filed

ITEM 17.    UNDERTAKINGS

  (a)
  The undersigned registrant hereby undertakes:

              (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

              (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 15, 2006.

GFI GROUP INC.
By:	/s/ SCOTT PINTOFF Name: Scott Pintoff Title: General Counsel and Corporate Secretary

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ MICHAEL GOOCH* Michael Gooch	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 15, 2006
/s/ COLIN HEFFRON* Colin Heffron	President and Director	May 15, 2006
/s/ JAMES A. PEERS* James A. Peers	Chief Financial Officer (principal financial and accounting officer)	May 15, 2006
/s/ GEOFFREY KALISH* Geoffrey Kalish	Director	May 15, 2006
/s/ CHRISTOPHER PIKE* Christopher Pike	Director	May 15, 2006
/s/ MARISA CASSONI* Marisa Cassoni	Director	May 15, 2006
/s/ JOHN W. WARD* John W. Ward	Director	May 15, 2006
*By:	/s/ SCOTT PINTOFF Scott Pintoff	Attorney-in-fact	May 15, 2006

INDEX TO EXHIBITS

Exhibit Number		Description of Document
1.1		Underwriting Agreement
3.1	**	Second Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 2004)
3.2	**	Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 31, 2004)
4.1	**
See Exhibits 3.1 and 3.2 for provisions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws for the registrant defining the rights of holders of Common Stock of the registrant
4.2	**	Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.3	**
Amended and Restated Stockholders Agreement, dated as of June 3, 2002, among the registrant and the stockholders named therein (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.4	**
Series A Registration Rights Agreement, dated as of March 10, 2000, between the registrant and the parties named therein, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the registrant, GFInet inc. and the parties named therein, as amended by Amendment No. 2 to the Registration Rights Agreement dated as of June 3, 2002, by and among the registrant and the parties named therein (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.5	**
Series B Registration Rights Agreement, dated as of June 1, 2000, between the registrant and the parties named therein, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the registrant, GFInet inc. and the parties named therein, as amended by Amendment No. 2 to the Registration Rights Agreement dated as of June 3, 2002, by and among the registrant and the parties named therein (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.6	**
Series C Registration Rights Agreement, dated as of June 3, 2002, between the registrant and the parties named therein (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1, File No. 333-116517)
4.7	**	Warrant dated June 15, 2000 issued to Newnetco LLC (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-1, File No. 333-116517)
5.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP
10.1	**
Amended and Restated Credit Agreement, dated February 24, 2006, among the registrant and GFI Holdings Limited, as borrowers, subsidiaries of the registrant named therein, as guarantors, Bank of America, N.A., as administrative agent, Barclays Bank Plc, as syndication agent, the other lenders party thereto and Bank of America Securities LLC, as sole lead arranger and sole book running manager (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 28, 2006)

10.2	**
Amended and Restated Domestic Security Agreement, dated February 24, 2006, by the registrant, GFI Group LLC, GFInet inc., GFI Brokers LLC, Interactive Ventures LLC and Fenics Software Inc. as grantors, in favor of Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company's Form 10-K for the fiscal year ended December 31, 2005)
10.3.1	**
Debenture, dated August 23, 2004, by GFI Holdings Limited and the other subsidiaries named therein, as chargors, in favor of Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.3.2	**
Supplemental Indenture, dated February 24, 2006, by GFI Holdings Limited and other subsidiaries named therein, as chargors, in favor of Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3.2 to the Company's Form 10-K for the fiscal year ended December 31, 2005)
10.4	**
Disability Agreement, dated as of December 30, 2004, between the registrant and Michael A. Gooch (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.5	**
Employment Agreement, dated as of July 17, 2000, between the registrant and Donald P. Fewer, as amended by the First Amendment to Employment Agreement dated as of March 11, 2004 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.6	**
Employment Agreement, dated as of May 1, 2002, between the GFI Holdings Limited and Stephen McMillan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.7	**
Employment Agreement, dated as of November 18, 2002, between the registrant and James A. Peers (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.8	**
Employment Agreement, dated as of December 1, 2003, between GFI Holdings Limited and Jurgen Breuer (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.9	**	Employment Agreement, dated as of June 29, 2004, between the registrant and Ronald Levi (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 5, 2006)
10.10	**	2002 Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.11	**	2000 Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.12	**	GFI Group Occupational Pension Plan (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.13	**	Guardian Trust of GFI Brokers Limited (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1, File No. 333-116517)
10.14	**	2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1, File No. 333-116517)

10.15	**	Senior Executive Annual Bonus Plan (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1, File No. 333-116517)
14.1	**	GFI Group Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company's Form 10-K, File No. 000-51103)
14.2	**	GFI Group Inc. Code of Business Conduct and Ethics for Senior Financial Officers (incorporated by reference to Exhibit 14.2 to the Company's Form 10-K, File No. 000-51103)
21.1	**	List of subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1, File No. 333-116517)
23.1		Consent of Independent Registered Public Accounting Firm
23.3		Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit 5.1)
24.1	**	Powers of Attorney
99.1	**	Consent of Proposed Director

**
Previously filed

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EXPLANATORY NOTE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS